Exhibit 99.1

FOR IMMEDIATE RELEASE
ATTENTION: FINANCIAL AND BUSINESS EDITORS

Contact:	John H. Watt Jr., President and CEO
Michael J. Chewens, CFO
NBT Bancorp Inc.
52 South Broad Street
Norwich, NY 13815
607-337-6119

NBT BANCORP INC. ANNOUNCES NET INCOME OF $21.4 MILLION;
DECLARES CASH DIVIDEND

NORWICH, NY (July 24, 2017) – NBT Bancorp Inc. (NBT) (NASDAQ: NBTB) reported net income for the three months ended June 30, 2017 was $21.4 million, up from $20.3 million for the first quarter of 2017, and up from $19.9 million for the second quarter of  2016. Diluted earnings per share for the three months ended June 30, 2017 was $0.49, as compared with $0.46 for the prior quarter, and $0.46 per share for the second quarter of 2016.

Net income for the six months ended June 30, 2017 was $41.6 million, up from $38.8 million for the same period last year. Reported diluted earnings per share for the six months ended June 30, 2017 was $0.95, as compared with $0.89 for the same period in 2016.

2017 Second Quarter Highlights:

•	Quarter to date earnings per share up 6.5% from prior year and on a linked quarter basis

•	Net income up 5.3% from the first quarter of 2017 and up 7.3% from the second quarter of 2016

•	Year to date annualized loan growth was 5.5%

•	Average demand deposits for the six months ended June 30, 2017 were up 9.5% from the same period in 2016

“Quarter-over quarter and year-over-year increases in net income and earnings per share demonstrate the strong efforts of our team of professionals to develop relationships that drive growth in loans, demand deposits and noninterest income,” said NBT President and CEO John H. Watt, Jr. “For 10 years NBT has been engaged in technology enabled point of sale consumer lending. The launch of our solar loan program with Sungage Financial, Inc. announced earlier this month leverages our experience partnering with fintech companies to offer affordable and responsible loans to consumers and at the same time further diversify our delivery channels and the risk on our balance sheet.”

Net interest income was $69.6 million for the second quarter of 2017, up $1.1 million, or 1.6%, from the previous quarter. Fully taxable equivalent (“FTE”) net interest margin was 3.44% for the three months ended June 30, 2017 down from 3.46% for the previous quarter. The yield on average earning assets was consistent with the prior quarter at 3.75%, while the cost of interest bearing liabilities increased two basis points (“bps”) to 0.44%. Average interest earning assets were up $82.7 million, or 1.0%, as compared to the prior quarter, primarily driven by an $83.0 million increase in loans and a $4.7 million increase in securities.

Net interest income was $69.6 million, up $3.8 million, or 5.8%, from the second quarter of 2016. FTE net interest margin of 3.44% was consistent with the second quarter of 2016 as the improvement in asset yields were offset by the increase in cost of interest bearing liabilities. Average interest earning assets were up $438.3 million, or 5.6%, from the same period in 2016, which was primarily driven by a $286.4 million increase in loans and a $151.3 million increase in securities.

Net interest income for the first six months of 2017 was $138.1 million up $7.8 million, or 6.0%, from the same period in 2016. FTE net interest margin of 3.45% for the six months ended June 30, 2017, was down from 3.46% for the same period in 2016. Average interest earning assets were up $498.7 million, or 6.5%, for the six months ended June 30, 2017, as compared to the same period in 2016, which was primarily driven by a $306.9 million increase in loans and a $184.8 million increase in securities. Interest income increased $9.0 million due to the increase in earning assets combined with a one bp improvement in asset yields. Interest expense was up $1.2 million, or 11.3%, for the six months ended June 30, 2017 as compared to the same period in 2016 and resulted primarily from increased interest rates and the average balance of interest bearing liabilities.

Noninterest income for the three months ended June 30, 2017 was $30.3 million, up $1.6 million, or 5.4%, from the prior quarter, and up $0.7 million, or 2.3%, from the second quarter of 2016. The increases in noninterest income from the prior quarter and the same quarter of the prior year were primarily driven by higher retirement plan administration, trust, and ATM and debit card fees that were offset by lower insurance and other financial services revenue during the second quarter of 2017. Retirement plan administration fees increased in the second quarter of 2017 as compared to the prior quarter and the same quarter of the prior year due primarily to acquisitions completed in 2016 and the acquisition of Downeast Pension Services (“DPS”) in the second quarter of 2017. ATM and debit card fees increased from the prior quarters due to higher number of accounts and usage. Insurance revenue decreased from the prior quarter due to seasonality increases typically seen in the first quarter. Other noninterest income decreased from the same quarter of the prior year due to a non-recurring gain recognized in the second quarter of 2016.

Noninterest income for the six months ended June 30, 2017 was $59.1 million, up $1.1 million, or 1.9%, from the same period of 2016. The increase in noninterest income from the prior year was primarily driven by higher retirement plan administration, trust, and ATM and debit card fees that were offset by lower other noninterest income during the first six months of 2017 as compared to the same period in 2016. Retirement plan administration fees increased in 2017 as compared to the prior year due primarily to acquisitions completed in 2016 and the acquisition of DPS in the second quarter of 2017. ATM and debit card fees increased from the prior year due to higher number of accounts and usage in 2017 as compared to 2016. Other noninterest income decreased from the prior year due to a non-recurring gain recognized in the second quarter of 2016.

Noninterest expense for the three months ended June 30, 2017 was $60.3 million, down $1.0 million, or 1.6%, from the prior quarter, and down $0.1 million, or 0.2%, from the second quarter of 2016. The decrease from the prior quarter was primarily driven by decreases in occupancy expense due to seasonal expenses, salaries and employee benefits due to the timing of incentive and equity-based compensation that were offset by higher professional fees and outside services and other expenses due to timing.

Noninterest expense for the six months ended June 30, 2017 was $121.6 million, up $2.9 million, or 2.5%, from the same period of 2016. The increase from the prior year was primarily due to higher salaries and employee benefits, occupancy and equipment expenses in the first half of 2017 as compared to the same period of 2016.

In the first quarter of 2017, NBT adopted new accounting guidance for equity-based transactions requiring that all excess tax benefits and tax deficiencies associated with equity-based compensation be recognized as an income tax benefit or expense in the income statement. Previously, tax effects resulting from changes in NBT’s share price subsequent to the grant date were recorded through stockholders’ equity at the time of vesting or exercise. The adoption of the accounting guidance resulted in $1.4 million and $0.1 million income tax benefit, in the first and second quarters of 2017, respectively. The year to date impact to diluted earnings per share was $0.03 of earnings per share.

Income tax expense for the three months ended June 30, 2017 was $10.7 million, up $2.4 million, or 28.6%, from the prior quarter, and up $0.4 million, or 4.1%, from the second quarter of 2016. The effective tax rate of 33.3% for the second quarter of 2017 was up from 29.0% for the first quarter of 2017 and down from 34.0% for the second quarter of 2016. The increase from the prior quarter was primarily due to a decrease of $1.4 million in the income tax benefit related to the adoption of new accounting guidance in 2017 and a higher level of taxable income in the three months ended June 30, 2017 than the three months ended March 31, 2017. Excluding the tax benefit of the new accounting guidance the effective tax rate was 33.6% and 34.3% for the first and second quarters of 2017, respectively. The decrease in the effective tax rate from the second quarter of 2016 is due to a higher level of non-taxable income as a percentage of pre-tax income in the second quarter of 2017 as compared to the same quarter in the prior year.

Income tax expense for the six months ended June 30, 2017 was $19.0 million, down $1.0 million, or 5.0%, from the same period of 2016. The effective tax rate of 31.3% for the first six months of 2017 was down from 34.0% for the same period in the prior year. The decrease from the prior year was primarily due to the $1.5 million income tax benefit related to the adoption of new accounting guidance in 2017 offset by a higher level of taxable income in the first half of 2017 compared to the same period in 2016. Excluding the tax benefit of the new accounting guidance the effective tax rate was 33.9% for the first half of 2017.

Asset Quality

Net charge-offs were $6.7 million for the three months ended June 30, 2017, as compared to $6.9 million for the prior quarter, and $4.5 million for the second quarter of 2016. Provision expense was $7.6 million for the three months ended June 30, 2017, as compared with $7.4 million for the prior quarter, and $4.8 million for the second quarter of 2016. Annualized net charge-offs to average loans for the second quarter of 2017 was 0.42%, compared with 0.45% for the first quarter of 2017 and 0.30% for the second quarter of 2016.

Net charge-offs were $13.5 million for the six months ended June 30, 2017, as compared to $9.3 million for the same period of 2016. Provision expense was $14.9 million for the six months ended June 30, 2017, as compared with $10.9 million for same period of 2016. Annualized net charge-offs to average loans for the first six months of 2017 was 0.44% compared with 0.32% for the first six months of 2016.

Nonperforming loans to total loans was 0.50% at June 30, 2017, down 6 bps from 0.56% for the prior quarter, and down 15 bps from 0.65% at June 30, 2016. Past due loans as a percentage of total loans were 0.59% at June 30, 2017, as compared to 0.54% at March 31, 2017 and 0.60% at June 30, 2016.

The allowance for loan losses totaled $66.6 million at June 30, 2017, compared to $65.7 million at March 31, 2017, and $64.6 million at June 30, 2016. The allowance for loan losses as a percentage of loans was 1.05% (1.13% excluding acquired loans) at June 30, 2017, compared to 1.05% (1.13% excluding acquired loans) at March 31, 2017 and 1.07% (1.16% excluding acquired loans) at June 30, 2016.

Balance Sheet

Total assets were $9.1 billion at June 30, 2017, up $209.2 million, or 2.4% from December 31, 2016. Loans were $6.4 billion at June 30, 2017, up $169.9 million, or 2.7%, from December 31, 2016. Total deposits were $7.0 billion at June 30, 2017, up $41.6 million, or 0.6%, from December 31, 2016. Stockholders’ equity was $940.4 million, representing a total equity-to-total assets ratio of 10.36% at June 30, 2017, compared with $913.3 million or a total equity-to-total assets ratio of 10.30% at December 31, 2016.

Stock Repurchase Program

The Company did not purchase shares of its common stock during the three or six months ended June 30, 2017. As of June 30, 2017, there were 1,000,000 shares available for repurchase under a plan authorized on March 28, 2016, which expires on December 31, 2017.

Dividend

The NBT Board of Directors approved a 2017 third-quarter cash dividend of $0.23 per share at a meeting held today. The dividend will be paid on September 15, 2017 to shareholders of record as of September 1, 2017.

Corporate Overview

NBT Bancorp Inc. is a financial holding company headquartered in Norwich, N.Y., with total assets of $9.1 billion at June 30, 2017. The company primarily operates through NBT Bank, N.A., a full-service community bank, and through two financial services companies. NBT Bank, N.A. has 154 banking locations with offices in New York, Pennsylvania, Vermont, Massachusetts, New Hampshire and Maine. EPIC Advisors, Inc., based in Rochester, N.Y., is a full-service 401(k) plan recordkeeping firm. NBT-Mang Insurance Agency, based in Norwich, N.Y., is a full-service insurance agency. More information about NBT and its divisions can be found on the Internet at: www.nbtbancorp.com, www.nbtbank.com, www.epic1st.com and www.nbtmang.com.

Forward-Looking Statements

This news release contains forward-looking statements. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of the management of NBT Bancorp and its subsidiaries and on the information available to management at the time that these statements were made. There are a number of factors, many of which are beyond NBT’s control, which could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) competitive pressures among depository and other financial institutions may increase significantly; (2) revenues may be lower than expected; (3) changes in the interest rate environment may reduce interest margins; (4) general economic conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and/or a reduced demand for credit; (5) legislative or regulatory changes, including changes in accounting standards and tax laws, may adversely affect the businesses in which NBT is engaged; (6) competitors may have greater financial resources and develop products that enable such competitors to compete more successfully than NBT; and (7) adverse changes may occur in the securities markets or with respect to inflation.  Forward-looking statements speak only as of the date they are made. Except as required by law, NBT does not update forward-looking statements to reflect subsequent circumstances or events.

Non-GAAP Measures

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These measures adjust GAAP measures to exclude the effects of acquisition related intangible amortization expense on earnings and equity as well as providing a fully taxable equivalent yield on securities and loans. Where non-GAAP disclosures are used in this press release, the comparable GAAP measure, as well as a reconciliation to the comparable GAAP measure, is provided in the accompanying tables. Management believes that these non-GAAP measures provided useful information that is important to an understanding of the results of NBT’s core business as well as provide information standard in the financial institution industry. Non-GAAP measures should not be considered a substitute for financial measures determined in accordance with GAAP and investors should consider NBT’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of NBT.

NBT Bancorp Inc. and Subsidiaries
SELECTED FINANCIAL DATA

(unaudited, dollars in thousands except per share data)

	2017		2016
Profitability:	2nd Q	1st Q	4th Q	3rd Q	2nd Q
Diluted Earnings Per Share	$0.49	$0.46	$0.45	$0.46	$0.46
Weighted Average Diluted Common Shares Outstanding	43,901,207	43,883,471	43,703,122	43,562,489	43,453,674
Return on Average Assets (1)	0.95%	0.92%	0.89%	0.92%	0.94%
Return on Average Equity (1)	9.11%	8.94%	8.54%	8.80%	9.00%
Return on Average Tangible Common Equity (1)(3)	13.46%	13.24%	12.68%	13.16%	13.54%
Net Interest Margin (1)(2)	3.44%	3.46%	3.41%	3.40%	3.44%

	6 Months ended June 30,
Profitability:	2017	2016
Diluted Earnings Per Share	$0.95	$0.89
Weighted Average Diluted Common Shares Outstanding	43,886,536	43,583,837
Return on Average Assets (1)	0.94%	0.93%
Return on Average Equity (1)	9.02%	8.81%
Return on Average Tangible Common Equity (1)(4)	13.36%	13.35%
Net Interest Margin (1)(2)	3.45%	3.46%

(1)	Annualized.
(2)	Calculated on a FTE basis.
(3)	Non-GAAP measure - excludes amortization of intangible assets (net of tax) from net income and average tangible common equity is calculated as follows:

	2017		2016
	2nd Q	1st Q	4th Q	3rd Q	2nd Q
Net Income	$21,359	$20,279	$19,608	$20,001	$19,909
Amortization of intangible assets (net of tax)	642	597	582	582	567
Net income, excluding intangibles amortization	$22,001	$20,876	$20,190	$20,583	$20,476

Average stockholders' equity	$940,897	$920,047	$913,849	$904,445	$890,053
Less: average goodwill and other intangibles	285,388	280,774	280,275	282,307	281,709
Average tangible common equity	$655,509	$639,273	$633,574	$622,138	$608,344

(4)	Non-GAAP measure - excludes amortization of intangible assets (net of tax) from net income and average tangible common equity is calculated as follows:

	6 Months ended June 30,
	2017	2016
Net Income	$41,638	$38,800
Amortization of intangible assets (net of tax)	1,239	1,236
Net income, excluding intangibles amortization	$42,877	$40,036

Average stockholders' equity	$930,529	$885,181
Less: average goodwill and other intangibles	283,094	282,230
Average tangible common equity	$647,435	$602,951

Note: Year-to-date EPS may not equal sum of quarters due to share count differences.

NBT Bancorp Inc. and Subsidiaries
SELECTED FINANCIAL DATA

(unaudited, dollars in thousands except per share data)

	2017		2016
	2nd Q	1st Q	4th Q	3rd Q	2nd Q
Balance Sheet Data:
Securities Available for Sale	$1,365,521	$1,367,574	$1,338,290	$1,288,899	$1,271,596
Securities Held to Maturity	515,628	515,793	527,948	485,877	500,840
Net Loans	6,301,311	6,206,603	6,132,857	6,094,517	5,974,825
Total Assets	9,076,418	8,945,485	8,867,268	8,773,024	8,624,780
Total Deposits	7,015,284	7,185,051	6,973,688	6,949,238	6,740,416
Total Borrowings	1,021,339	745,462	886,986	800,367	877,926
Total Liabilities	8,136,057	8,018,646	7,953,952	7,863,675	7,728,427
Stockholders' Equity	940,361	926,839	913,316	909,349	896,353

Asset Quality:
Nonaccrual Loans	$29,134	$32,674	$35,712	$40,716	$37,397
90 Days Past Due and Still Accruing	2,849	2,392	4,810	4,444	1,613
Total Nonperforming Loans	31,983	35,066	40,522	45,160	39,010
Other Real Estate Owned	4,747	6,940	5,581	2,501	2,211
Total Nonperforming Assets	36,730	42,006	46,103	47,661	41,221
Allowance for Loan Losses	66,600	65,700	65,200	65,668	64,568

Asset Quality Ratios (Total):
Allowance for Loan Losses to Total Loans	1.05%	1.05%	1.05%	1.07%	1.07%
Total Nonperforming Loans to Total Loans	0.50%	0.56%	0.65%	0.73%	0.65%
Total Nonperforming Assets to Total Assets	0.40%	0.47%	0.52%	0.54%	0.48%
Allowance for Loan Losses to Total Nonperforming Loans	208.24%	187.36%	160.90%	145.41%	165.52%
Past Due Loans to Total Loans	0.59%	0.54%	0.64%	0.57%	0.60%
Net Charge-Offs to Average Loans (1)	0.42%	0.45%	0.56%	0.35%	0.30%

Asset Quality Ratios (Originated) (2):
Allowance for Loan Losses to Loans	1.13%	1.13%	1.13%	1.15%	1.16%
Nonperforming Loans to Loans	0.48%	0.53%	0.61%	0.68%	0.62%
Allowance for Loan Losses to Nonperforming Loans	235.08%	213.71%	186.82%	168.52%	186.71%
Past Due Loans to Loans	0.61%	0.55%	0.66%	0.56%	0.61%

Capital:
Equity to Assets	10.36%	10.36%	10.30%	10.37%	10.39%
Book Value Per Share	$21.61	$21.34	$21.11	$21.08	$20.85
Tangible Book Value Per Share (3)	$15.06	$14.88	$14.61	$14.57	$14.31
Tier 1 Leverage Ratio	9.08%	9.08%	9.11%	9.05%	9.03%
Common Equity Tier 1 Capital Ratio	9.96%	10.02%	9.98%	9.84%	9.83%
Tier 1 Capital Ratio	11.36%	11.43%	11.42%	11.28%	11.29%
Total Risk-Based Capital Ratio	12.32%	12.40%	12.39%	12.27%	12.29%
Common Stock Price (End of Period)	$36.95	$37.07	$41.88	$32.87	$28.63

(1)	Annualized.
(2)	Non-GAAP measure - Excludes acquired loans.
(3)	Non-GAAP measure - Stockholders' equity less goodwill and intangible assets divided by common shares outstanding.

NBT Bancorp Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS

(unaudited, dollars in thousands)

Assets:	June 30, 2017	December 31, 2016
Cash and due from banks	$155,236	$147,789
Short-term interest bearing accounts	8,694	1,392
Securities available for sale, at fair value	1,365,521	1,338,290
Securities held to maturity (fair value $516,656 and $525,050, respectively)	515,628	527,948
Trading securities	10,406	9,259
Federal Reserve and Federal Home Loan Bank stock	53,040	47,033
Loans	6,367,911	6,198,057
Less allowance for loan losses	66,600	65,200
Net loans	6,301,311	6,132,857
Premises and equipment, net	82,185	84,187
Goodwill	268,043	265,439
Intangible assets, net	16,904	15,815
Bank owned life insurance	170,641	168,012
Other assets	128,809	129,247
Total assets	$9,076,418	$8,867,268

Liabilities and stockholders' equity:
Deposits:
Demand (noninterest bearing)	$2,220,256	$2,195,845
Savings, negotiable order withdrawal, and money market	3,962,579	3,905,432
Time	832,449	872,411
Total deposits	7,015,284	6,973,688
Short-term borrowings	831,185	681,703
Long-term debt	88,958	104,087
Junior subordinated debt	101,196	101,196
Other liabilities	99,434	93,278
Total liabilities	8,136,057	7,953,952

Total stockholders' equity	940,361	913,316

Total liabilities and stockholders' equity	$9,076,418	$8,867,268

NBT Bancorp Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME

(unaudited, dollars in thousands except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Interest, fee and dividend income:
Interest and fees on loans	$65,286	$62,449	$129,313	$123,679
Securities available for sale	7,218	5,976	14,227	11,963
Securities held to maturity	2,736	2,496	5,517	4,784
Other	654	454	1,273	903
Total interest, fee and dividend income	75,894	71,375	150,330	141,329
Interest expense:
Deposits	3,536	3,605	7,010	7,202
Short-term borrowings	1,366	579	2,505	907
Long-term debt	599	773	1,205	1,606
Junior subordinated debt	772	641	1,498	1,260
Total interest expense	6,273	5,598	12,218	10,975
Net interest income	69,621	65,777	138,112	130,354
Provision for loan losses	7,567	4,780	14,946	10,878
Net interest income after provision for loan losses	62,054	60,997	123,166	119,476
Noninterest income:
Insurance and other financial services revenue	5,621	5,625	12,391	12,571
Service charges on deposit accounts	4,161	4,166	8,138	8,105
ATM and debit card fees	5,518	4,934	10,468	9,517
Retirement plan administration fees	5,437	4,054	9,609	7,808
Trust	5,161	4,937	9,693	9,313
Bank owned life insurance income	1,218	1,271	2,629	2,562
Net securities gains	2	1	2	30
Other	3,186	4,626	6,124	8,075
Total noninterest income	30,304	29,614	59,054	57,981
Noninterest expense:
Salaries and employee benefits	32,754	32,931	66,341	65,372
Occupancy	5,184	5,254	11,354	10,745
Data processing and communications	4,229	4,121	8,427	8,171
Professional fees and outside services	3,609	3,331	6,641	6,562
Equipment	3,793	3,547	7,491	7,007
Office supplies and postage	1,640	1,676	3,248	3,223
FDIC expense	1,136	1,293	2,314	2,551
Advertising	656	595	1,046	1,099
Amortization of intangible assets	1,039	928	2,006	2,024
Loan collection and other real estate owned	664	845	1,943	1,550
Other	5,617	5,924	10,792	10,365
Total noninterest expense	60,321	60,445	121,603	118,669
Income before income taxes	32,037	30,166	60,617	58,788
Income tax expense	10,678	10,257	18,979	19,988
Net income	$21,359	$19,909	$41,638	$38,800
Earnings Per Share:
Basic	$0.49	$0.46	$0.96	$0.90
Diluted	$0.49	$0.46	$0.95	$0.89

NBT Bancorp Inc. and Subsidiaries
QUARTERLY CONSOLIDATED STATEMENTS OF INCOME

(unaudited, dollars in thousands except per share data)

	2017		2016
	2nd Q	1st Q	4th Q	3rd Q	2nd Q
Interest, fee and dividend income:
Interest and fees on loans	$65,286	$64,027	$63,901	$63,414	$62,449
Securities available for sale	7,218	7,009	6,057	6,013	5,976
Securities held to maturity	2,736	2,781	2,524	2,544	2,496
Other	654	619	627	538	454
Total interest, fee and dividend income	75,894	74,436	73,109	72,509	71,375
Interest expense:
Deposits	3,536	3,474	3,557	3,607	3,605
Short-term borrowings	1,366	1,139	641	761	579
Long-term debt	599	606	779	819	773
Junior subordinated debt	772	726	707	660	641
Total interest expense	6,273	5,945	5,684	5,847	5,598
Net interest income	69,621	68,491	67,425	66,662	65,777
Provision for loan losses	7,567	7,379	8,165	6,388	4,780
Net interest income after provision for loan losses	62,054	61,112	59,260	60,274	60,997
Noninterest income:
Insurance and other financial services revenue	5,621	6,770	5,711	6,114	5,625
Service charges on deposit accounts	4,161	3,977	4,270	4,354	4,166
ATM and debit card fees	5,518	4,950	4,868	5,063	4,934
Retirement plan administration fees	5,437	4,172	4,126	4,129	4,054
Trust	5,161	4,532	4,717	4,535	4,937
Bank owned life insurance income	1,218	1,411	1,297	1,336	1,271
Net securities gains (losses)	2	-	(674)	-	1
Other	3,186	2,938	3,773	4,113	4,626
Total noninterest income	30,304	28,750	28,088	29,644	29,614
Noninterest expense:
Salaries and employee benefits	32,754	33,587	31,547	32,783	32,931
Occupancy	5,184	6,170	5,160	5,035	5,254
Data processing and communications	4,229	4,198	4,141	4,183	4,121
Professional fees and outside services	3,609	3,032	3,712	3,343	3,331
Equipment	3,793	3,698	3,632	3,656	3,547
Office supplies and postage	1,640	1,608	1,507	1,438	1,676
FDIC expense	1,136	1,178	1,273	1,287	1,293
Advertising	656	390	823	634	595
Amortization of intangible assets	1,039	967	952	952	928
Loan collection and other real estate owned	664	1,279	923	985	845
Other	5,617	5,175	3,969	5,318	5,924
Total noninterest expense	60,321	61,282	57,639	59,614	60,445
Income before income taxes	32,037	28,580	29,709	30,304	30,166
Income tax expense	10,678	8,301	10,101	10,303	10,257
Net income	$21,359	$20,279	$19,608	$20,001	$19,909
Earnings Per Share:
Basic	$0.49	$0.47	$0.45	$0.46	$0.46
Diluted	$0.49	$0.46	$0.45	$0.46	$0.46

Note:  Year-to-date EPS may not equal sum of quarters due to share count differences.

NBT Bancorp Inc. and Subsidiaries
AVERAGE QUARTERLY BALANCE SHEETS

(unaudited, dollars in thousands)

	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates
Three Months ended,	Q2 - 2017		Q1 - 2017		Q4 - 2016		Q3 - 2016		Q2 - 2016
Assets:
Short-term interest bearing accounts	$9,497	1.82%	$14,342	1.33%	$14,190	0.64%	$21,279	0.54%	$16,063	0.53%
Securities available for sale (1)	1,363,314	2.15%	1,352,219	2.14%	1,277,931	1.92%	1,257,335	1.93%	1,227,367	1.99%
Securities held to maturity (1)	513,888	2.63%	520,283	2.66%	492,415	2.54%	494,400	2.54%	498,493	2.49%
Investment in FRB and FHLB Banks	46,132	5.31%	46,326	5.01%	39,448	6.09%	43,552	4.65%	38,939	4.47%
Loans (2)	6,294,056	4.17%	6,211,058	4.19%	6,155,985	4.14%	6,092,371	4.15%	6,007,677	4.19%
Total interest earning assets	$8,226,887	3.75%	$8,144,228	3.75%	$7,979,969	3.69%	$7,908,937	3.69%	$7,788,539	3.73%
Other assets	753,383		748,476		760,563		754,813		747,074
Total assets	$8,980,270		$8,892,704		$8,740,532		$8,663,750		$8,535,613

Liabilities and stockholders' equity:
Money market deposit accounts	$1,723,594	0.21%	$1,688,060	0.21%	$1,674,119	0.21%	$1,636,815	0.22%	$1,709,644	0.22%
Negotiable order withdrawal deposit accounts	1,138,237	0.08%	1,143,231	0.06%	1,130,578	0.05%	1,053,590	0.05%	1,073,881	0.05%
Savings deposits	1,232,301	0.06%	1,176,224	0.05%	1,145,352	0.06%	1,146,013	0.06%	1,143,654	0.06%
Time deposits	824,398	1.08%	847,410	1.07%	890,506	1.06%	902,185	1.07%	906,250	1.06%
Total interest bearing deposits	$4,918,530	0.29%	$4,854,925	0.29%	$4,840,555	0.29%	$4,738,603	0.30%	$4,833,429	0.30%
Short-term borrowings	643,971	0.85%	657,442	0.70%	523,708	0.49%	611,339	0.50%	484,590	0.48%
Long-term debt	99,865	2.41%	104,048	2.36%	109,656	2.83%	110,703	2.94%	124,851	2.55%
Junior subordinated debt	101,196	3.06%	101,196	2.91%	101,196	2.78%	101,196	2.59%	101,196	2.49%
Total interest bearing liabilities	$5,763,562	0.44%	$5,717,611	0.42%	$5,575,115	0.41%	$5,561,841	0.42%	$5,544,066	0.41%
Demand deposits	2,181,952		2,159,893		2,136,310		2,079,266		1,994,601
Other liabilities	93,859		95,153		115,258		118,198		106,893
Stockholders' equity	940,897		920,047		913,849		904,445		890,053
Total liabilities and stockholders' equity	$8,980,270		$8,892,704		$8,740,532		$8,663,750		$8,535,613

Interest rate spread		3.31%		3.33%		3.29%		3.27%		3.32%
Net interest margin		3.44%		3.46%		3.41%		3.40%		3.44%

(1)	Securities are shown at average amortized cost.
(2)	For purposes of these computations, nonaccrual loans are included in the average loan balances outstanding.

Note:  Interest income for tax-exempt securities and loans has been adjusted to a FTE basis using the statutory Federal income tax rate of 35%.

NBT Bancorp Inc. and Subsidiaries
AVERAGE YEAR-TO-DATE BALANCE SHEETS

(unaudited, dollars in thousands)

	Average Balance	Interest	Yield/ Rates	Average Balance	Interest	Yield/ Rates
Six Months ended June 30,	2017			2016
Assets:
Short-term interest bearing accounts	$11,906	$90	1.52%	$14,851	$43	0.58%
Securities available for sale (1)(2)	1,357,797	14,442	2.14%	1,207,902	12,174	2.03%
Securities held to maturity (1)	517,068	6,782	2.64%	482,204	5,953	2.48%
Investment in FRB and FHLB Banks	46,228	1,183	5.16%	36,205	860	4.78%
Loans (3)	6,252,786	129,725	4.18%	5,945,875	124,028	4.19%
Total interest earning assets	$8,185,785	$152,222	3.75%	7,687,037	$143,058	3.74%
Other assets	750,943			723,134
Total assets	$8,936,728			$8,410,171

Liabilities and stockholders' equity:
Money market deposit accounts	$1,705,925	$1,814	0.21%	$1,681,787	$1,832	0.22%
Negotiable order withdrawal deposit accounts	1,140,720	410	0.07%	1,062,920	266	0.05%
Savings deposits	1,204,418	329	0.06%	1,124,567	322	0.06%
Time deposits	835,840	4,457	1.08%	914,002	4,782	1.05%
Total interest bearing deposits	$4,886,903	$7,010	0.29%	$4,783,276	$7,202	0.30%
Short-term borrowings	650,669	2,505	0.78%	427,016	907	0.43%
Long-term debt	101,945	1,205	2.38%	127,636	1,606	2.53%
Junior subordinated debt	101,196	1,498	2.99%	101,196	1,260	2.50%
Total interest bearing liabilities	$5,740,713	$12,218	0.43%	$5,439,124	$10,975	0.41%
Demand deposits	2,170,983			1,982,458
Other liabilities	94,503			103,408
Stockholders' equity	930,529			885,181
Total liabilities and stockholders' equity	$8,936,728			$8,410,171
Net interest income (FTE)		140,004			132,083
Interest rate spread			3.32%			3.33%
Net interest margin			3.45%			3.46%
Taxable equivalent adjustment		1,892			1,729
Net interest income		$138,112			$130,354

(1)	Securities are shown at average amortized cost.
(2)	Excluding unrealized gains or losses.
(3)	For purposes of these computations, nonaccrual loans are included in the average loan balances outstanding.

Note:  Interest income for tax-exempt securities and loans has been adjusted to a FTE basis using the statutory Federal income tax rate of 35%.

NBT Bancorp Inc. and Subsidiaries
CONSOLIDATED LOAN BALANCES

(unaudited, dollars in thousands)

	2017		2016
	2nd Q	1st Q	4th Q	3rd Q	2nd Q
Residential real estate mortgages	$1,275,807	$1,275,774	$1,262,614	$1,240,337	$1,219,388
Commercial	1,342,334	1,284,464	1,242,701	1,252,644	1,176,008
Commercial real estate	1,563,980	1,540,472	1,543,301	1,528,498	1,497,683
Consumer	1,684,936	1,669,369	1,641,657	1,625,294	1,629,836
Home equity	500,854	502,224	507,784	513,412	516,478
Total loans	$6,367,911	$6,272,303	$6,198,057	$6,160,185	$6,039,393